Exhibit 99.1

AMCON Distributing Company Reports Fully Diluted Earnings Per Share of $1.18 for the Quarter Ended June 30, 2018

OMAHA, Neb.--(BUSINESS WIRE)--July 18, 2018--AMCON Distributing Company (“AMCON”) (NYSE American:DIT), an Omaha, Nebraska based consumer products company is pleased to announce fully diluted earnings per share of $1.18 on net income available to common shareholders of $0.8 million for its third fiscal quarter ended June 30, 2018.

“AMCON continues to enhance its leadership position in the convenience distribution industry by initiating the necessary operational and technological investments to support our customers’ needs. We are actively seeking acquisitions in our Wholesale Segment which can benefit from our extensive platform of customer service. In addition, we are also looking carefully at a number of internal geographic growth opportunities as our customer base expands,” said Christopher H. Atayan, AMCON’s Chairman and Chief Executive Officer. Mr. Atayan further noted, “Our Healthy Edge retail health food subsidiary acquired eight Earth Origins Market stores on July 15, 2018. These stores are located in Florida and will enhance our footprint in that growing market.”

“We are making the logistics, foodservice, and related technology commitments necessary to support our customers’ geographic growth. A key component of our strategic plan is utilizing our internal technology team to develop proprietary and custom designed programs which support our customers and enhance their profitability and efficiency,” said Kathleen M. Evans, President of AMCON’s Wholesale Distribution Segment.

Clifford Ginn, President of AMCON’s Healthy Edge Retail Health Food Segment commented, “We are diligently working to integrate our newly acquired stores in Florida and welcome our new associates and customers to the Healthy Edge family of stores.”

“We actively manage our working capital and liquidity position which provides us with the ability to respond quickly to the dynamic environments in which both of our business segments operate. This conservative approach provides us significant flexibility to act in the long term interest of the many constituencies we serve. Both of our business segments are utilizing significant financial resources in the course of making the investments necessary for long term competitive success. Toward that end, we also recently closed two health food retail stores and redeployed that capital within our Retail Health Food Segment,” said Andrew C. Plummer, AMCON’s Chief Financial Officer. “We were pleased to close the June 30, 2018 quarter with shareholders’ equity of $63.7 million and consolidated debt of $23.2 million.”

AMCON is a leading wholesale distributor of consumer products, including beverages, candy, tobacco, groceries, foodservice, frozen and chilled foods, and health and beauty care products with locations in Illinois, Missouri, Nebraska, North Dakota, South Dakota and Tennessee. AMCON also operates twenty-two (22) health and natural product retail stores in the Midwest and Florida. The retail stores operate under the names Akin’s Natural Foods Market www.akins.com in its Midwest market, and Chamberlin's Market & Cafe www.chamberlins.com, and Earth Origins Market www.earthoriginsmarket.com in its Florida market.

This news release contains forward-looking statements that are subject to risks and uncertainties and which reflect management's current beliefs and estimates of future economic circumstances, industry conditions, Company performance and financial results. A number of factors could affect the future results of the Company and could cause those results to differ materially from those expressed in the Company's forward-looking statements including, without limitation, availability of sufficient cash resources to conduct its business and meet its capital expenditures needs and the other factors described under Item 1.A. of the Company’s Annual Report on Form 10-K. Moreover, past financial performance should not be considered a reliable indicator of future performance. Accordingly, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements.

Visit AMCON Distributing Company's web site at: www.amcon.com

AMCON Distributing Company and Subsidiaries
Condensed Consolidated Balance Sheets
June 30, 2018 and September 30, 2017

	June	September
	2018	2017
	(Unaudited)
ASSETS
Current assets:
Cash	$275,320	$523,065
Accounts receivable, less allowance for doubtful accounts of $0.8 million at both June 2018 and September 2017	33,943,794	30,690,403
Inventories, net	51,009,431	72,909,996
Prepaid and other current assets	10,062,688	4,218,811
Total current assets	95,291,233	108,342,275

Property and equipment, net	13,715,318	13,307,986
Goodwill	6,349,827	6,349,827
Other intangible assets, net	3,430,561	3,494,311
Other assets	315,416	310,488
Total assets	$119,102,355	$131,804,887

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$19,122,752	$17,631,552
Accrued expenses	8,127,663	7,553,089
Accrued wages, salaries and bonuses	2,669,243	3,477,966
Income taxes payable	555,820	544,069
Current maturities of long-term debt	382,209	373,645
Total current liabilities	30,857,687	29,580,321

Credit facility	20,485,436	29,037,182
Deferred income tax liability, net	1,663,832	2,336,263
Long-term debt, less current maturities	2,360,276	2,648,179
Other long-term liabilities	37,067	34,100

Shareholders’ equity:
Preferred stock, $.01 par value, 1,000,000 shares authorized	—	—
Common stock, $.01 par value, 3,000,000 shares authorized, 615,988 shares outstanding at June 2018 and 678,006 shares outstanding at September 2017	8,441	8,314
Additional paid-in capital	22,042,155	20,825,919
Retained earnings	62,953,155	60,935,911
Treasury stock at cost	(21,305,694)	(13,601,302)
Total shareholders’ equity	63,698,057	68,168,842
Total liabilities and shareholders' equity	$119,102,355	$131,804,887

AMCON Distributing Company and Subsidiaries
Condensed Consolidated Unaudited Statements of Operations
for the three and nine months ended June 30, 2018 and 2017

	For the three months ended June		For the nine months ended June
	2018	2017	2018	2017
Sales (including excise taxes of $96.2 million and $95.1 million, and $267.9 million and $271.8 million, respectively)	$349,043,200	$332,842,200	$959,763,695	$936,994,299
Cost of sales	329,930,190	314,818,453	905,392,747	883,180,664
Gross profit	19,113,010	18,023,747	54,370,948	53,813,635
Selling, general and administrative expenses	17,008,355	16,587,055	48,981,383	48,105,878
Depreciation and amortization	614,710	474,890	1,683,618	1,531,292
	17,623,065	17,061,945	50,665,001	49,637,170
Operating income	1,489,945	961,802	3,705,947	4,176,465

Other expense (income):
Interest expense	261,510	180,266	777,065	545,719
Other (income), net	(18,615)	(16,513)	(51,158)	(37,250)
	242,895	163,753	725,907	508,469
Income from operations before income tax expense	1,247,050	798,049	2,980,040	3,667,996
Income tax expense	462,000	413,000	376,000	1,748,000
Net income available to common shareholders	$785,050	$385,049	$2,604,040	$1,919,996

Basic earnings per share available to common shareholders	$1.21	$0.57	$3.85	$2.82
Diluted earnings per share available to common shareholders	$1.18	$0.56	$3.79	$2.78

Basic weighted average shares outstanding	651,170	678,938	676,103	679,858
Diluted weighted average shares outstanding	664,688	691,701	686,576	690,840

Dividends declared and paid per common share	$0.18	$0.18	$0.82	$0.82

AMCON Distributing Company and Subsidiaries
Condensed Consolidated Unaudited Statements of Cash Flows
for the nine months ended June 30, 2018 and 2017

	June	June
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,604,040	$1,919,996
Adjustments to reconcile net income from operations to net cash flows from operating activities:
Depreciation	1,619,868	1,332,542
Amortization	63,750	198,750
Gain on sale of property and equipment	(5,300)	(30,854)
Equity-based compensation	957,656	1,193,005
Deferred income taxes	(672,431)	120,367
Provision for losses on doubtful accounts	23,000	42,000
Inventory allowance	(267,389)	4,852
Other	2,967	2,296
Changes in assets and liabilities:
Accounts receivable	(3,276,391)	(1,044,423)
Inventories	22,167,954	(701,279)
Prepaid and other current assets	(5,843,877)	771,870
Other assets	(4,928)	(38,358)
Accounts payable	1,584,358	322,325
Accrued expenses and accrued wages, salaries and bonuses	125,758	(659,813)
Income taxes payable	11,751	7,059
Net cash flows from operating activities	19,090,786	3,440,335

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(2,120,358)	(1,761,431)
Proceeds from sales of property and equipment	5,300	42,655
Net cash flows from investing activities	(2,115,058)	(1,718,776)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under revolving credit facility	1,043,415,401	950,104,143
Repayments under revolving credit facility	(1,051,967,147)	(950,313,271)
Principal payments on long-term debt	(279,339)	(271,031)
Repurchase of common stock	(7,704,392)	(1,038,060)
Dividends on common stock	(586,796)	(579,848)
Withholdings on the exercise of equity-based awards	(101,200)	(107,082)
Net cash flows from financing activities	(17,223,473)	(2,205,149)
Net change in cash	(247,745)	(483,590)
Cash, beginning of period	523,065	605,380
Cash, end of period	$275,320	$121,790

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$764,557	$545,719
Cash paid during the period for income taxes	1,036,680	1,620,574

Supplemental disclosure of non-cash information:
Equipment acquisitions classified in accounts payable	8,203	9,881
Issuance of common stock in connection with the vesting and exercise of equity-based awards	1,183,091	1,262,763

CONTACT:
AMCON Distributing Company
Christopher H. Atayan, 402-331-3727